Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2022, in the Registration Statement (Form S-1) and related Prospectus of Surrozen, Inc. for the registration of up to $50,000,000 of common stock.

/s/ Ernst & Young LLP

San Francisco, California

March 28, 2022